EXHIBIT 10.4

 POOL CORPORATION
109 Northpark Boulevard, 4th Floor
Covington, Louisiana 70433-5001

Telephone: (985) 892-5521
Facsimile:  (985) 892-1657

May [ ], 2009

«Title» «FirstName» «LastName»

Re:           Pool Corporation Grant of Nonqualified Stock Options to Directors

Dear «Title» «LastName»:

Pursuant to the Pool Corporation Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”) you are hereby granted a stock option (an “Option”), as provided below, under the Plan, a copy of which is attached hereto.

 1.  Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below.  Other capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

    “Grant Date” shall mean May [ ], 2009.

    “Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

    “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

         2.  Option.

    (a) Terms.  Your Option is to purchase _____ shares of Common Stock at an option price per share of $_____ (the “Exercise Price”), payable upon exercise as set forth in paragraph 2(b) below. Your Option will expire at the close of business on May [ ], 2019 (the “Expiration Date”), subject to earlier expiration in connection with the termination of your term as a director as provided in paragraph 4(b) below.  Your Option is not intended to be an “incentive stock option” within the meaning of Section 422A of the Code.

    (b) Payment of Option Price.  Subject to paragraph 3 below, your Option may be exercised upon payment of the exercise price as provided in the Plan.

         3.  Exercisability/Vesting.

Your Option may be exercised only to the extent it has vested.  Your Option will fully vest and become exercisable with respect to all of your Option Shares on (i) May [ ], 2010, but only if you are still serving as a director of the Company on such date; (ii) upon a Change of Control, as provided in the Plan, and (iii) as otherwise provided in paragraph 4(b) below.

         4.  Expiration of Option.

    (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

    (b) Early Expiration Upon Termination of Service as a Director.  Any Option that is vested or not vested on the date your service as a director of the Company terminates (for any reason whatsoever) will expire and be forfeited on such date, provided, however, (i) if you die, any Option that is vested and exercisable will remain exercisable until the Expiration Date and any Option that is unvested shall become fully vested and exercisable and shall remain exercisable until the Expiration Date; (ii) if you are not re-elected as a director, any Option that is vested and exercisable will expire one year from the date on which you fail to be reelected as a director, but in no event after the Expiration Date; and (iii) if you cease to be a director for any reason other than death or failure to be re-elected, provided that you do not engage in competition directly or indirectly against the Company, as determined by the Board, any Options that are vested and exercisable on the date of such cessation shall remain exercisable and shall terminate on the Expiration Date.

 5.  Procedure for Exercise.  You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary).

 6.  Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares.  You represent that when you exercise your Option you will be purchasing Option Shares for your own account and not on behalf of others.  You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  You agree that you will not offer, sell or otherwise dispose of any Option Shares in any manner which would:  (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.  You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

 7.  Non-Transferability of Option.  Your Option is personal to you and is not transferable by you other than as provided in the Plan.  During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution.

8.  Conformity with Plan.  Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

 9.  Withholding of Taxes.  The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

10. Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, combination of shares, merger, consolidation or other change in the Common Stock, appropriate adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein will be made.

11. Amendment.  Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

12. Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

13. Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

15. Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

16. Governing Law.  The corporate law of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of Delaware.

17. Electronic Delivery and Signatures. You hereby consent and agree to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents.  If the Company establishes procedures for an electronic signatures system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the plan), you hereby consent to such procedures and agree that your electronic signatures is the same as, and shall have the same force and effect as, your manual signature.  You consent and agree that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

18. Entire Agreement.  This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the subject matter hereof.

* * * * *

Please execute the extra copy of this Agreement in the space below and return it to the Company’s Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                            Very truly yours,

                            POOL CORPORATION

    By___________________________

                            Name_________________________

                            Title__________________________

Enclosures:                           1. Extra copy of this Agreement
2. Copy of the Plan
3. Copy of the Prospectus for the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

                                                                                                                            PARTICIPANT
Dated as of:  May [ ], 2009

                            ____________________________
                            «FirstName» «LastName»